Exhibit 99.1

Endeavor Releases Fourth Quarter and Full Year 2024 Results

Beverly Hills, CA (February 27, 2025) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period and fiscal year ended December 31, 2024.

2024 Highlights

•	$7.111 billion in full year 2024 revenue

•	Growth across the Owned Sports Properties segment driven by strong performance at UFC, WWE, and Professional Bull Riders (“PBR”)

•	Growth in the Representation segment driven by strong performance in WME’s talent, music, and sports groups

Full Year 2024 Consolidated Financial Results

•	Revenue: $7.111 billion

•	Net loss: $1.215 billion

•	Adjusted EBITDA: $1.316 billion

Q4 2024 Consolidated Financial Results

•	Revenue: $1.568 billion

•	Net loss: $237.2 million

•	Adjusted EBITDA: $277.1 million

“We closed out 2024 with continued momentum reflecting strong demand for premium content and live events,” said Ariel Emanuel, CEO, Endeavor. “Over the next few months, our focus remains on completing our sale of IMG, On Location, and PBR to TKO; closing our take-private transaction with Silver Lake; and ensuring Endeavor is well-positioned for long-term success in representation.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $670.4 million for the quarter, up $27.7 million, or 4%, compared to the prior-year quarter, and was $2.985 billion for the year, up $1.169 billion, or 64%, compared to the prior year. For the year, the increase in revenue was primarily attributed to the acquisition of WWE in September 2023, which contributed $1.0 billion, and increases at UFC from sponsorships, live event revenue, and site fees, as well as higher media rights fees from contractual escalations. The revenue increase was also attributable to PBR from increases in team-related revenue, brand partnerships, and ticket sales. The segment’s Adjusted EBITDA was $237.2 million for the quarter, up $12.5 million, or 6%, compared to the prior-year quarter, and was $1.275 billion for the year, up $447.5 million, or 54%, compared to the prior year.

•

Events, Experiences & Rights segment revenue was $411.9 million for the quarter, down $2.6 million, or 1%, compared to the prior-year quarter, and was $2.529 billion for the year, up $355.4 million, or 16%, compared to the prior year. For the year, the increase in revenue was primarily driven by the Paris 2024 Olympic and Paralympic Games, Super Bowl LVIII, and the Miami Open and Madrid Open tennis tournaments, partially offset by the sale of IMG Academy in June 2023. The segment’s Adjusted EBITDA was $11.0 million for the quarter, down $2.7 million, or 20%, compared to the prior-year quarter, and was $(29.8) million for the year, down $257.9 million, compared to the prior year.

•

Representation segment revenue was $501.6 million for the quarter, up $74.2 million, or 17%, compared to the prior-year quarter, and was $1.688 billion for the year, up $143.2 million, or 9% compared to the prior year. For the year, the increase was primarily driven by growth at WME across talent, music, and sports, as well as an increase in our nonscripted business, primarily due to an acquisition in 2024, partially offset by decreases in our marketing, licensing, and fashion businesses. The segment’s Adjusted EBITDA was $108.2 million for the quarter, up $4.7 million, or 5%, compared to the prior-year quarter, and was $405.7 million for the year, up $14.6 million, or 4%, compared to the prior year.

Sports Data & Technology Segment

In the second quarter of 2024, the Company began to actively market the businesses comprising the Sports Data & Technology segment, OpenBet and IMG ARENA. In November 2024, the Company signed a definitive agreement for the sale of OpenBet and IMG ARENA to OB Global Holdings LLC in a management buyout backed by Ariel Emanuel with participation from executives of OpenBet. For financial reporting purposes, these businesses are considered Held for Sale and the Sports Data & Technology segment is presented as discontinued operations in our consolidated financial statements.

Balance Sheet and Liquidity

At December 31, 2024, cash and cash equivalents totaled $1.201 billion, compared to $1.004 billion at September 30, 2024. Total debt was $5.678 billion at December 31, 2024, compared to $5.228 billion at September 30, 2024.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relations site at investor.endeavorco.com.

Recent Updates

On October 24, 2024, the Company announced a definitive agreement with TKO Group Holdings, Inc. (NYSE: TKO) to acquire Endeavor assets including PBR, On Location, and IMG in an all-equity transaction valued at $3.25 billion. The acquisition of IMG does not include businesses associated with the IMG brand in licensing, models, and tennis and golf representation, nor IMG’s full events portfolio. The transaction is expected to close in the near term and in any event within the first quarter of 2025.

Also on October 24, 2024, the Company announced it has commenced a review and potential sale of certain events within its portfolio, including but not limited to the Miami Open and Madrid Open tennis tournaments and the art platform Frieze. No definitive timetable has been set for completion of any potential sales.

Silver Lake Transaction

On April 2, 2024, Endeavor announced that it entered into a definitive agreement to be acquired by Silver Lake, the global leader in technology investing, in partnership with the Endeavor management team and additional anchor investors. Under the terms of the agreement, Silver Lake will acquire 100% of the outstanding shares it does not already own, other than rolled interests. Endeavor stockholders will receive

$27.50 per share in cash. The merger agreement requires the Company to, in each calendar quarter prior to the closing, declare and pay a dividend in respect of each issued and outstanding share of the Company’s Class A common stock at a price equal to $0.06 per share. The transaction is subject to the satisfaction of customary closing conditions and required regulatory approvals. No other stockholder approval is required. The transaction is expected to close by the end of the first quarter of 2025.

Webcast Details

Following the prior announcement of Endeavor’s definitive agreement to be acquired by Silver Lake, the Company will not be hosting an earnings conference call this quarter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the Company’s business strategy, the expected take-private of the Company by Silver Lake; the payment to be made to the Company’s stockholders; the expected timing of the closing of the take-private transaction; the announced acquisition of PBR, On Location and IMG by TKO, the potential sale of certain events within the Company’s IMG portfolio, and the expected sale of the businesses comprising the Company’s Sports Data & Technology segment. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: risks related to the Company’s potential transaction with Silver Lake, the announced acquisition of PBR, On Location and IMG by TKO, and the potential sale of the businesses comprising the Company’s Sports Data & Technology segment; changes in public and consumer tastes and preferences and industry trends; impacts from changes in discretionary and corporate spending on entertainment and sports events due to factors beyond our control, such as adverse economic conditions, on our operations; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies; Endeavor’s reliance on its professional reputation and brand name; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; Endeavor’s ability to effectively manage the integration of and recognize economic benefits from businesses acquired, its operations at its current size, and any future growth; failure to protect the Company’s IT systems and confidential information against breakdowns, security breaches, and other cybersecurity risks; risks related to Endeavor’s gaming business and applicable regulatory requirements; risks related to Endeavor’s organization and structure; risks related to the successful integration of the businesses of UFC and WWE; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as any such factors may be updated from time to time in the Company’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor (NYSE: EDR) is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events, and experiences. The Endeavor network specializes in talent representation through entertainment agency WME; sports operations and advisory, event management, media production and distribution, and brand licensing through IMG; live event experiences and hospitality through On Location; full-service marketing through global cultural marketing agency 160over90; and sports data and technology through OpenBet. Endeavor is also the majority owner of TKO Group Holdings (NYSE: TKO), a premium sports and sports entertainment company comprising UFC and WWE.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls and webcasts, as well as our Investor Relations site at investor.endeavorco.com. We may also use our website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$1,568,274	$1,469,604	$7,110,982	$5,490,777
Operating expenses:
Direct operating costs	667,293	593,355	3,297,728	2,211,918
Selling, general and administrative expenses	754,610	705,605	3,351,405	2,590,173
Depreciation and amortization	122,496	138,489	539,052	310,204
Impairment charges	75,707	46,716	75,707	74,912

Total operating expenses	1,620,106	1,484,165	7,263,892	5,187,207

Operating (loss) income from continuing operations	(51,832)	(14,561)	(152,910)	303,570
Other (expense) income:
Interest expense, net	(105,261)	(88,426)	(407,792)	(346,237)
Tax receivable agreement liability adjustment	(10,131)	48,414	(12,591)	40,635
Other (expense) income, net	(29,603)	30,136	2,971	783,680

(Loss) income from continuing operations before income taxes and equity (losses) earnings of affiliates	(196,827)	(24,437)	(570,322)	781,648
Provision for (benefit from) income taxes	40,996	13,369	(52,133)	208,890

(Loss) income from continuing operations before equity (losses) earnings of affiliates	(237,823)	(37,806)	(518,189)	572,758
Equity (losses) earnings of affiliates, net of tax	(3,625)	1,273	(13,940)	(21,018)

(Loss) income from continuing operations, net of tax	(241,448)	(36,533)	(532,129)	551,740
Income (loss) from discontinued operations, net of tax	4,292	7,196	(682,632)	5,729

Net (loss) income	(237,156)	(29,337)	(1,214,761)	557,469
Less: Net (loss) income attributable to non-controlling interests	(71,269)	(43,856)	(432,347)	200,953

Net (loss) income attributable to Endeavor Group Holdings, Inc.	$(165,887)	$14,519	$(782,414)	$356,516

(Loss) earnings per share of Class A common stock:
Basic from continuing operations	$(0.57)	$0.04	$(1.17)	$1.19
Basic from discontinued operations	0.04	0.01	(1.39)	—
Basic	(0.53)	0.05	(2.56)	1.19
Diluted from continuing operations	$(0.64)	$(0.04)	$(1.23)	$1.14
Diluted from discontinued operations	—	0.01	(1.42)	—
Diluted	(0.64)	(0.03)	(2.65)	1.14
Weighted average number of shares used in computing basic and diluted (loss) earnings per share:
Basic	309,886,722	300,710,649	305,400,277	298,915,993
Diluted(1)	452,844,550	458,426,960	452,178,505	464,862,899

(1)

The diluted weighted average number of shares of 452,178,505 for the year ended December 31, 2024 includes weighted average Class A common shares outstanding, plus additional shares based on an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 146,178,228 shares of the Company’s Class A common stock.

Securities that are anti-dilutive for the year ended December 31, 2024, are additional shares based on an assumed exchange of remaining unvested Endeavor Operating Units, additional shares based on an assumed exchange of Endeavor Profits Units into shares of the Company’s Class A common stock, as well as additional shares from Stock Options, RSUs, Phantom Units and redeemable non-controlling interests.

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Owned Sports Properties	$670,412	$642,755	$2,985,103	$1,815,880
Events, Experiences & Rights	411,880	414,471	2,528,759	2,173,399
Representation	501,633	427,433	1,687,597	1,544,441
Eliminations	(15,651)	(15,055)	(90,477)	(42,943)

Total Revenue	$1,568,274	$1,469,604	$7,110,982	$5,490,777

Adjusted EBITDA:
Owned Sports Properties	$237,245	$224,702	$1,274,518	$827,024
Events, Experiences & Rights	11,022	13,720	(29,782)	228,140
Representation	108,182	103,434	405,684	391,114
Corporate	(79,398)	(75,622)	(334,452)	(305,817)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$1,201,490	$1,166,526
Restricted cash	348,729	278,456
Accounts receivable (net of allowance for doubtful accounts of $56,171 and $58,026 respectively)	880,988	810,857
Deferred costs	231,494	606,207
Assets held for sale	880,904	7,500
Other current assets	306,665	424,542
Current assets of discontinued operations	175,535	170,459

Total current assets	4,025,805	3,464,547
Property, buildings and equipment, net	786,257	914,645
Operating lease right-of-use assets	385,420	309,704
Intangible assets, net	4,008,543	4,812,284
Goodwill	9,159,410	9,517,143
Investments	400,984	394,179
Deferred income taxes	660,833	430,339
Other assets	759,140	599,765
Long-term assets of discontinued operations	379,170	1,102,167

Total assets	$20,565,562	$21,544,773

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	491,949	462,361
Accrued liabilities	883,407	684,390
Current portion of long-term debt	2,248,029	58,894
Current portion of operating lease liabilities	65,842	73,899
Deferred revenue	534,624	802,344
Deposits received on behalf of clients	285,232	262,436
Current portion of tax receivable agreement liability	130,499	156,155
Liabilities held for sale	100,309	—
Other current liabilities	67,594	97,190
Current liabilities of discontinued operations	189,906	199,276

Total current liabilities	4,997,391	2,796,945

Long-term debt	3,430,102	4,969,417
Long-term operating lease liabilities	359,447	279,042
Long-term tax receivable agreement liability	751,002	834,298
Deferred tax liabilities	371,865	446,861
Other long-term liabilities	474,010	393,322
Long-term liabilities of discontinued operations	94,887	102,377

Total liabilities	10,478,704	9,822,262

Commitments and contingencies
Redeemable non-controlling interests	232,882	215,458
Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 312,605,680 and 298,698,490 shares issued and outstanding as of December 31, 2024 and 2023, respectively	3	3
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and 2023	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and 2023	—	—
Class X common stock, $0.00001 par value; 4,967,940,840 and 4,983,448,411 shares authorized; 155,699,136 and 166,569,908 shares issued and outstanding as of December 31, 2024 and 2023, respectively	1	1
Class Y common stock, $0.00001 par value; 987,806,109 and 989,681,838 shares authorized; 215,927,779 and 225,960,405 shares issued and outstanding as of December 31, 2024 and 2023, respectively	2	2
Additional paid-in capital	5,035,750	4,901,922
Accumulated deficit	(973,094)	(117,065)
Accumulated other comprehensive loss	(48,508)	(157)

Total Endeavor Group Holdings, Inc. shareholders’ equity	4,014,154	4,784,706
Nonredeemable non-controlling interests	5,839,822	6,722,347

Total shareholders’ equity	9,853,976	11,507,053

Total liabilities, redeemable interests and shareholders’ equity	$20,565,562	$21,544,773

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding the results of discontinued operations, income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs and settlements, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings (losses), net gains on sales of businesses, tax receivable agreement liability adjustment, and certain other items, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes and the tax receivable agreement, which may not be comparable with other companies based on our tax and corporate structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss) as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(237,156)	$(29,337)	$(1,214,761)	$557,469
(Income) loss from discontinued operations, net of tax	(4,292)	(7,196)	682,632	(5,729)
Provision for (benefit from) income taxes	40,996	13,369	(52,133)	208,890
Interest expense, net	105,261	88,426	407,792	346,237
Depreciation and amortization	122,496	138,489	539,052	310,204
Equity-based compensation expense (1)	52,127	53,044	214,686	254,028
Merger, acquisition and earn-out costs (2)	37,628	(307)	128,659	105,463
Certain legal costs (3)	843	28,834	27,465	41,067
Legal settlement (4)	—	—	375,000	—
Restructuring, severance and impairment (5)	82,002	54,822	147,778	125,610
Fair value adjustment - equity investments (6)	(4,181)	(56)	(4,218)	(985)
Equity method losses (income)– Endeavor Content (7)	1,627	(8,584)	12,411	11,113
Net gain on sale of the Academy business (8)	—	—	—	(736,978)
Tax receivable agreement liability adjustment (9)	10,131	(48,414)	12,591	(40,635)
Other (10)	69,569	(16,856)	39,014	(35,293)

Adjusted EBITDA	$277,051	$266,234	$1,315,968	$1,140,461

Net (loss) income margin	(15.1%)	(2.0%)	(17.1%)	10.2%
Adjusted EBITDA margin	17.7%	18.1%	18.5%	20.8%

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The decrease for the three months ended December 31, 2024 compared to the three months ended December 31, 2023 was primarily due to awards granted at the IPO under the Endeavor Group Holdings, Inc.’s 2021 Incentive Award Plan becoming fully vested and partially offset by new awards granted under the new TKO equity plan and the Endeavor Group Holdings, Inc.’s 2021 Incentive Award Plan. Equity-based compensation was recognized in all segments and Corporate for the three months ended December 31, 2024.

The decrease for the year ended December 31, 2024 compared to the year ended December 31, 2023 was primarily due to awards granted at the IPO under the Endeavor Group Holdings, Inc.’s 2021 Incentive Award Plan becoming fully vested partially offset by awards granted under the new TKO equity plan and the WWE plan assumed in connection with the TKO Transactions. Equity-based compensation was recognized in all segments and Corporate for the year ended December 31, 2024.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended December 31, 2024 primarily related to professional advisor costs, which were approximately $37 million and includes approximately $33 million of costs related to our evaluation and execution of strategic alternatives, and related to our Representation and Owned Sport Properties segments and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were a benefit of approximately $1 million, which primarily related to our Events, Experiences & Rights and Representation segments.

Such costs for the three months ended December 31, 2023 primarily related to professional advisor costs of approximately $3 million and primarily related to our Owned Sport Properties segment and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were a loss of approximately $3 million, which primarily related to our Events, Experiences & Rights and Representation segments.

Such costs for the year ended December 31, 2024 primarily related to professional advisor costs, which were approximately $124 million and includes approximately $97 million of costs related to our evaluation and execution of strategic alternatives, and related to our Representation and Owned Sports Properties segments and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $5 million, which primarily related to our Representation and Events, Experiences & Rights segments.

Such costs for the year ended December 31, 2023 related to professional advisor costs and bonuses of approximately $101 million, which primarily related to the TKO Transactions, and primarily related to our Owned Sport Properties segment and Corporate and other. The bonuses and certain professional advisor costs were contingent on the closing of the TKO Transactions. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $5 million, which primarily related to our Events, Experiences & Rights and Representation segments.

(3)

Includes costs related to certain litigation or regulatory matters, which related to our Owned Sports Properties and Events, Experiences & Rights segments and Corporate and other. The three months and the year ended December 31, 2023 includes a $20 million antitrust settlement, which related to our Owned Sports Properties segment.

(4)	Relates to a legal settlement in our Owned Sports Properties segment.
(5)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months and year ended December 31, 2024 primarily related to the impairments of intangible assets and goodwill in our Events, Experiences & Rights segment of approximately $76 million; losses on certain assets sold in our Owned Sports Properties segment of approximately $2 million and $28 million, respectively; and restructuring expenses across all of our segments and Corporate of approximately $4 million and $31 million, respectively.

Such costs for the three months and year ended December 31, 2023 primarily related to the impairments of intangible assets and goodwill in our Events, Experiences & Rights segment of approximately $47 million and $75 million, respectively; and restructuring expenses across all of our segments and Corporate of approximately $8 million and $40 million, respectively.

(6)	Includes the net change in fair value for equity investments with and without readily determinable fair values, based on observable price changes.
(7)	Relates to equity method losses (income) from the equity interest we retained in the restricted Endeavor Content business, which we sold in January 2022.
(8)	Relates to the gain recorded for the sale of the Academy business, net of transactions costs of $5.5 million, which were contingent on the sale closing.
(9)	For the three months and year ended December 31, 2024 and 2023, the adjustment for the tax receivable agreement liability related to a change in estimates of future TRA payments.
(10)

For the three months ended December 31, 2024, other was comprised primarily of losses of approximately $26 million for the estimated loss on sale and impairment of certain assets, which related to our Representation segment; debt restructuring costs of approximately $16 million, which related to our Owned Sports Properties segment; losses of approximately $22 million on foreign currency exchange transactions, which related to all of our segments and Corporate and other; a loss of approximately $2 million related to change in the fair value of forward foreign exchange contracts, which related to Events Experiences & Rights segment and Corporate.

For the three months ended December 31, 2023, other costs were comprised primarily of gains of approximately $18 million on foreign currency exchange transactions, which related to all of our segments and Corporate; $3 million of costs related to our evaluation of strategic alternatives, which related to Corporate; and a gain of approximately $1 million related to the change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate.

For the year ended December 31, 2024, other was comprised primarily of losses of approximately $26 million for the estimated loss on sale and impairment of certain assets, which related to our Representation segment; debt restructuring costs of approximately $16 million, which related to our Owned Sports Properties segment; gains of approximately $7 million on the sales of investments, which related to our Representation and Events, Experiences & Rights segments and Corporate and other; losses of approximately $6 million on foreign currency exchange transactions, which related to all of our segments and Corporate and other; and a gain of approximately $3 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related to our Events, Experiences & Rights segment.

For the year ended December 31, 2023, other was comprised primarily of gains of approximately $18 million on foreign currency exchange transactions, which related to all of our segments and Corporate and other; gains of approximately $6 million on the sales of certain businesses, which relates to our Events, Experiences & Rights segment; a gain of approximately $5 million related to the change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate and other; a gain of approximately $5 million from the resolution of a contingency; a $3 million release of an indemnity reserve recorded in connection with an acquisition, which related to our Events, Experiences & Rights segment; and $3 million of costs related to our evaluation of strategic alternatives, which related to Corporate and other.